UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2024

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001	NHMD	OTC

Item 8.01 Other Information.

(1)

On January 16, 2024, the Company announced that it has received a purchase order for up to 49,000,000 barrels of jet fuel with an estimated cost of $100 per barrel (based on current Platts). A copy of the purchase order is attached as Exhibit 9.1.

The next steps to close on the transaction are as follows:

•

Obtain Authorization to Verify (ATV) from Tank Farm: We are actively working with our tank storage farm in Rotterdam to establish the terminal agreement activation with the Port of Rotterdam. This step is vital for obtaining the Authorization to Verify (ATV) from the tank farm, which is a prerequisite for our refinery to proceed with the delivery process of the purchased jet fuel to our fuel tanks.

•

SGS Report Confirmation: Once the ATV is sent and verified by the refinery, we will receive an SGS (Société Générale de Surveillance) report from the refinery. This report will provide information on the quality and compliance of the jet fuel, ensuring it meets the highest industry standards. We promptly forward the SGS report to our buyer, who commits to sending the funds under the purchase order within 24 hours of confirming the SGS report.

(2)

Tank Storage Agreement (TSA): We need to obtain an executed TSA with the tank farm in order to obtain the ATV. In this regard, we are pleased to share that we have already received the draft tank storage agreement from the tank farm. Our dedicated team is diligently reviewing this agreement to ensure its alignment with our purchase orders and the seamless execution of our commitments.

(3)

The Company has wired the necessary funds to its tank storage farm to obtain the executed Tank Storage Agreement and the Authorization To Verify (ATV). These documents will be sent to the refinery and once verified, the Company will receive the SGS and the other proof of product documents.

(4)

The Company has initiated the establishment of an Escrow Agreement to facilitate the secure transfer of the buyers funds once the buyer has successfully verified the SGS and other product-related documents. This Escrow Account streamlines the transaction process by enabling direct wiring of funds to the refinery without any unnecessary delays, ensuring a seamless transaction experience. The cost associated with utilizing the escrow service is set at 0.5% of the total amount being wired to the escrow account. For the initial transaction, which is estimated to be valued at approximately $100 million (based on current Platts pricing), this translates to an estimated fee of approximately $500,000 that the Company will remit to the Escrow Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

9.1*	Copy of Purchase Order (redacted for confidential information)

9.2*	Press Release Date January 18, 2024

* Filed herewith

The information in this Current Report on Form 8-K with respect to Item 8.01 and the Exhibit filed under 9.01 is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: January 19, 2024	By:	/s/Nate Steck
	Name:	Nate Steck
	Title:	CEO

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